SUBSIDIARIES
                                (AS OF 10/31/99)

I.   MicroAge Computer Centers, Inc., a Delaware corporation, Subsidiaries:

     A.   153000 Canada Limited, a Canadian corporation

     B.   MCCI Holding Company, a Delaware corporation, Subsidiaries:

          1.   ECadvantage, Inc., a Delaware corporation

          2.   MTS Holding Company, a Delaware corporation, Subsidiaries:

               (A)  MicroAge of California, Inc., a California corporation

               (B)  MicroAge Deutschland GmbH, a German corporation

               (C) MicroAge Infosystems Services Europe, Limited, a United Kingdom corporation, Subsidiaries:

                    (1)  MicroAge Europe Limited, a United Kingdom corporation

                    (2)  MicroAge (UK) Limited, a United Kingdom corporation

               (D)  MaxSource, L.L.C., a Delaware limited liability company

               (E) MicroAge Technology Services, L.L.C., a Delaware limited liability company

               (F) MicroAge Teleservices, L.L.C., a Delaware limited liability company

               (G) Quality Integration Services, L.L.C., a Delaware limited liability company

               (H)  MCSS, Inc., a Delaware corporation

          3.   Pinacor, Inc., a Delaware corporation, Subsidiaries:

               (A)  Pinacor Logistics Services, Inc., a Delaware corporation

               (B)  Complete Distribution, Inc., a Delaware corporation

               (C)  Contract PC, Inc., a Delaware corporation

               (D)  InterPC de Venezuela, a Venezuela corporation

               (E)  InterPC de Bolivia, a Bolivia corporation

               (F)  InterPC de Ecuador, an Ecuador corporation

               (G)  InterPC de Colombia, a Colombia corporation

               (H)  ConnectWorks, Inc., a Delaware corporation, Subsidiaries:

                    (1)  Phoenix Connections, Inc., a Delaware corporation
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II.   MicroAge Administration, Inc., a Delaware corporation

III.  MicroAge Technologies, Inc., a Delaware corporation

IV.   MicroAge Ventures, Inc., a Delaware corporation

V.    IntraCom Marketing, Inc., a Delaware corporation

VI.   PCClearance, Inc., a Delaware corporation

VII.  MicroAge Government, Inc., a Delaware corporation

VIII. MicroAge Paymaster, Inc., a Delaware corporation

IX.   MicroAge Infosystems Services, Inc., a Delaware corporation

X.    PriTech Solutions, Inc., a Delaware corporation